EXHIBIT 99.1

CERTIFICATION PURSUANT TO

TITLE 18, UNITED STATES CODE, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AirNet Systems, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joel E. Biggerstaff, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joel E. Biggerstaff*

Joel E. Biggerstaff

Title: Chairman of the Board, President and Chief Executive Officer

Date: May 15, 2003

*A signed original of this written statement required by Section 906 has been provided to AirNet Systems, Inc. and will be retained by AirNet Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.